Exhibit 5.1

April 13, 2026

CareCloud, Inc.

7 Clyde Road

Somerset, New Jersey 08873

Re:	Registration Statement on Form S-3 (File No. 333-286431) – At The Market Offering of Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to CareCloud, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a prospectus supplement (the “ATM Prospectus Supplement”) relating to the offer and sale from time to time of shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), having an aggregate offering price of up to $60,000,000 (the “Shares”), pursuant to that certain Sales Agreement (the “Sales Agreement”), by and between the Company and Citizens JMP Securities, LLC.

The ATM Prospectus Supplement is a prospectus supplement to a base prospectus (the “Prospectus”) included in a registration statement on Form S-3 (File No. 333-286431) originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 7, 2025 and declared effective on April 24, 2025 (as amended, the “Registration Statement”).

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus, the ATM Prospectus Supplement or the Sales Agreement, other than as expressly stated herein with respect to the issuance of the Shares.

We have examined the Registration Statement, the Prospectus, the ATM Prospectus Supplement and the Sales Agreement, together with the exhibits thereto and the documents incorporated by reference therein. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus, the ATM Prospectus Supplement and the Sales Agreement; and (v) that the Company will receive consideration for each Share in an amount not less than the par value thereof. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

CareCloud Inc. April 13, 2026 Page 2 of 2

We express no opinion herein as to the laws of any state or jurisdiction, other than the General Corporation Law of the State of Delaware, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

The Company has represented to the undersigned that as of the date of this opinion, there are 37,091,569 authorized and unissued shares of Common Stock that are not subject to any options (the “Available Shares”), and for such Available Shares, this opinion is unqualified except as set forth above. To the extent that the offering relates to the issuance and sale of Common Stock in excess of the Available Shares (the “Excess Shares”) pursuant to the ATM Prospectus Supplement, we have assumed that any necessary filings will be made in accordance with state law so that an amendment to the Company’s amended and restated certificate of incorporation increasing the number of authorized shares of Common Stock will be effective prior to any issuance or delivery of such Excess Shares. The Company has represented to the undersigned that it will file an appropriately unqualified opinion from its legal counsel with the Commission with respect to any such Excess Shares no later than the closing date for the issuance and delivery of such Excess Shares.

Based on the foregoing and the assumptions set forth herein, we are of the opinion that, upon the issuance and delivery of and payment for the shares of Common Stock, all in the manner stated in the Registration Statement, the Prospectus and the ATM Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

This opinion is rendered as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on this opinion) that hereafter may come to our attention. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission in connection with the ATM offering and to the incorporation by reference of this opinion into the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the ATM Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Song P.C.

SONG P.C.